UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

June 13, 2006

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement
On June 13, 2006, the Board of Directors (the "Board") of American Eagle Outfitters, Inc. (the "Company") approved automatic quarterly stock grants for non-employee directors of a number of shares equal in value to $25,000, based on the value of the Company's stock on the first day of each calendar quarter, to be issued under the Company's 2005 Stock Award and Incentive Plan, beginning July 1, 2006. These quarterly stock grants replace all previously approved automatic stock grants to non-employee directors.

Additionally, the Board approved automatic quarterly stock grants for the Company's Chairman of the Board of a number of shares equal in value to $50,000, based on the value of the Company's stock on the first day of each calendar quarter, to be issued under the Company's 2005 Stock Award and Incentive Plan, beginning July 1, 2006. These quarterly stock grants replace all previously approved automatic stock grants to the Company's Chairman of the Board.

ITEM 7.01.	Regulation FD Disclosure
The Company held its Annual Meeting of Stockholders on June 13, 2006. A copy of management's prepared remarks for the meeting is attached hereto as Exhibit 99.1.

On June 14, 2006, the Company issued a press release announcing that its Board of Directors raised its cash dividend to an annual rate of $0.45 per share from $0.30 per share.  A quarterly cash dividend of $0.1125 per share was declared and is payable on July 7, 2006, to stockholders of record at the close of business on June 26, 2006.  A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01.	Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1*	Management's prepared remarks for the Company's Annual Meeting of Stockholders.
99.2*	Press Release dated June 14, 2006 announcing an increase in the Company's dividend rate and the declaration of a quarterly dividend.

* Such Exhibit is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: June 19, 2006	By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President - General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Management's prepared remarks for the Company's Annual Meeting of Stockholders.
99.2*	Press Release dated June 14, 2006 announcing an increase in the Company's dividend rate and the declaration of a quarterly dividend.

* Such Exhibit is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.